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                                                                   Exhibit 10.1

                              CONSULTING AGREEMENT


           This Consulting Agreement dated September 20, 1999 ("Agreement"), is by and between NEVADA GOLD & CASINOS, INC., a Nevada corporation ("Company") and THOMAS C.
PRITCHARD, an individual ("Consultant").

                              W I T N E S S E T H:

            WHEREAS, Consultant desires to provide certain consulting services to the Company; and

            WHEREAS, the Company and Consultant desire to set forth in writing the terms and conditions of their agreement;

           NOW, THEREFORE, in consideration of the premises and the mutual covenants, agreements, and considerations contained in this Agreement, the parties agree as follows:

           1. Engagement. Subject to the terms and provisions of this Agreement, the Company affirms the engagement of Consultant, as an independent contractor, to provide general legal services.

           2. Compensation. For certain services performed by Consultant for the Company, the Company will issue to Consultant 15,000 shares of common stock of the Company pursuant to an S-8 Registration Statement.

           3. Status Reports. At the Company's written request, Consultant shall prepare and submit to the Company a written report describing the status of any sales of the Company's common stock sold under this Agreement.

           4. Term. The term of this Agreement shall commence on the date set forth above and shall continue in full force and effect for a period of six months.

           5.        Miscellaneous.

                     (a) Assignment. All of the terms, provisions, and conditions of this Agreement shall be binding upon and shall inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns. This Agreement shall not be assigned or transferred by either party, nor shall any interest in this Agreement be assigned, transferred, pledged, or hypothecated by either party without the prior written consent of the other party.

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                     (b) Applicable Law. This Agreement shall be construed in
           accordance with and governed by the laws of the State of Texas.

                     (c) Entire Agreement, Amendments, and Waivers. This Agreement constitutes the entire agreement of the parties and expressly supersedes all prior and contemporaneous understandings and commitments, whether written or oral, with respect to the subject matter of this Agreement. No variations, modifications, changes or extensions of this Agreement or any other terms hereof shall be binding upon any party to this Agreement unless it is reduced to writing and signed by the party to be bound or an authorized agent of the party to be bound.

           IN WITNESS WHEREOF, the parties have executed this Agreement as of the day and year first written above.

                          NEVADA GOLD & CASINOS, INC.

                                         By:          /s/ H. Thomas Winn
                                            ----------------------------------
                                                   H. THOMAS WINN, President


                                                      /s/ Thomas C. Pritchard
                                            ----------------------------------
                                                   THOMAS C. PRITCHARD

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